Exhibit 10.2

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 30, 2006 (this “Amendment”), relating to the Credit Agreement referenced below, is by and among Speedway Motorsports, Inc., a Delaware corporation (“SMI”), and Speedway Funding, LLC, a Delaware limited liability company) (“Speedway Funding” and together with SMI, the “Borrowers”), the subsidiaries and related parties identified as Guarantors on the signature pages hereto, the Lenders identified on the signature pages hereto, Bank of America, N.A., a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Wachovia Bank, National Association, as Syndication Agent (in such capacity, the “Syndication Agent”), Calyon New York Branch (successor in interest to Credit Lyonnais New York Branch) and SunTrust Bank, as the Documentation Agents (in such capacity, the “Documentation Agents”), and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

WITNESSETH

WHEREAS, a $300 million credit facility has been extended to the Borrowers pursuant to the terms of that Credit Agreement dated as of May 16, 2003, as amended as of November 7, 2003, March 15, 2005, December 2, 2005 and as of May 15, 2006 (as amended and modified from time to time, the “Credit Agreement”) among the Borrowers, the subsidiaries and related parties identified as guarantors therein, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Credit Lyonnais, New York Branch, Fleet National Bank, and SunTrust Bank, as the Documentation Agents, and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the requested modifications require the approval of the Lenders;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. On the Closing Date, the original principal amount of the Term Loan was $50 million. The outstanding principal amount of the Term Loan as of the date hereof is $48,437,500 million. The Borrowers have requested that rather than being repaid, the remaining principal balance of the Term Loan be reconstituted as and converted into additional Revolving Loans. The Lenders hereby agree to the foregoing request on the terms and subject to the conditions hereafter provided.

2. Amendments. The Credit Agreement is amended in the following respects:

(a) Additional Definitions. New definitions for “Administrative Questionnaire” and “Related Parties” are added to Section 1.1 in correct alphabetical order to read as follows:

“ “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.”

(b) Permitted Investments. In the definition of “Permitted Investments” in Section 1.1, the “and” before clause (xiv) is deleted, the period at the end of the definition is replaced by a semicolon and the word “and”, and a new clause (xv) is added to read as follows:

“(xv) Investments in connection with a condominium development at the Las Vegas Motor Speedway provided such Investments do not exceed $175,000,000 in the aggregate;”

(c) Increase in Revolving Committed Amount. In Section 2.1 (Revolving Loans), the text “TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000)” is replaced with the text “FOUR HUNDRED MILLION DOLLARS ($400,000,000)”.

(d) Accordion Provision. In Section 2.5 (Increase in Commitments), the text “during the period from the Closing Date until May 16, 2005” and the text “and/or the Term Loan” is deleted.

(e) Electronic Delivery. In Section 7.1, the following text is added at the end of the Section:

“The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to either Borrower or its securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to either Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 11.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.”

(f) Capital Expenditures. In Section 8.13, the parenthetical express “(exclusive of Permitted Motorsports transactions and acquisitions permitted by Section 8.4(c), repair of casualty damage and other activities permitted under Section 7.7 and any capital expenditures made in connection with pre-sold condominium units)” is amended and restated to read as follows:

“(exclusive of Permitted Motorsports transactions and acquisitions permitted by Section 8.4(c), repair of casualty damage and other activities permitted under Section 7.7 and any capital expenditures made in connection with pre-sold condominium units or capital expenditures not to exceed $175,000,000 in the aggregate for a condominium development at the Las Vegas Motor Speedway)”

(g) Notices. In Section 11.1, the text following the colon at the end of the first paragraph of the Section through the end of the Section is deleted and replaced with the following:

“ if to the Borrowers or the Guarantors:

Speedway Motorsports, Inc.

P.O. Box 18747

Charlotte, North Carolina 28218

Attn: Chief Financial Officer

Telephone: (704) 532-3306

Telecopy: (704) 532-3312

Electronic Mail Address: bbrooks@smicorporate.com

with copies to:

Speedway Motorsports, Inc.

P.O. Box 600

Concord, North Carolina 28026-0600

Attn: Chief Financial Officer

Speedway Funding, LLC

c/o Griffin Corporate Services

2920 North Green Valley Parkway

Suite 3-321-8

Henderson, Nevada 89014

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 2 if such Lender or the Issuing Lender, as applicable has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. the PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” the AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM

VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Issuing Lender and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the Issuing Lender and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Agent. Issuing Lender and the Lenders. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notice of Borrowings) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. the Borrowers shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.”

(h) Successors and Assigns. In Section 11.3(b)(iii), the text is replaced with the following:

“ (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the

Administrative Agent may, in its sole discretion, elect to waiver such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.”

(i) No Advisory or Fiduciary Responsibility. A new Section 11.20 is added to read as follows:

“11.20 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower and each other Credit Party acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction among the Borrowers, each other Credit Party and their respective Affiliates, on the one had, and the Administrative Agent and the Arranger, on the other hand, and the Borrowers and each other Credit Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers, any other Credit Party or any of their respective Affiliates, stockholders creditors or employees or any other Person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising the Borrowers, any other Credit Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to the Borrowers, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transaction contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Documents) and each of the Borrowers and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrowers and the other Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.”

(j) New Revolving Commitments; Schedule of Lenders and Commitments. After giving effect to the increase in the Revolving Committed Amount as provided in Section 2(a) hereof, the Revolving Commitment and the Revolving Commitment Percentage of each Lender shall be as set forth on Schedule 2.1(a) attached hereto. Schedule 2.1(a) to the Credit Agreement is amended and restated in its entirety to read as Schedule 2.1(a) attached hereto.

3. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) Executed Amendment. the Administrative Agent’s receipt of counterparts of this Amendment duly executed by the Borrowers, all the Lenders and the Administrative Agent.

(b) Secretary’s Certificate. the Administrative Agent’s receipt of a duly executed certificate of an executive officer of each Credit Party, in form and substance satisfactory to the Administrative Agent and the Lenders, attaching each of the following documents and certifying that each is true, correct and complete and in full force and effect as of the date hereof:

(i) Articles of Incorporation. Copies of its articles of incorporation or certificate of formation, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization, unless an executive officer certifies in the secretary’s certificate that the copies of its articles of incorporation or certificate of formation previously delivered to the Administrative Agent at the closing of the Credit Agreement or in connection with a prior amendment or joinder agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(ii) Bylaws. Copies of its bylaws or operating agreement, unless an executive certifies in the secretary’s certificate that the copies of its bylaws or operating agreement previously delivered to the Administrative Agent at the closing of the Credit Agreement or in connection with a prior amendment or joinder agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(iii) Resolutions. Copies of its resolutions approving and adopting this Amendment, the transactions contemplated herein, and authorizing the execution and delivery hereof; and

(iv) Incumbency. Incumbency certificates identifying the executive officers of each Credit Party who are authorized to execute this Amendment and related documents and to act on such Credit Party’s behalf in connection with this Amendment and the Credit Documents.

(c) Fees. All fees (including all reasonable fees, expenses and disbursements of Moore & Van Allen PLLC) due in connection herewith, which fees shall be deemed fully earned and due and payable on the effective date of this Amendment.

4. Representations and Warranties. Each of the Credit Parties hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (a) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

5. Acknowledgments, Affirmations and Agreements. Each of the Credit Parties (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents.

6. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

7. Expenses. The Borrowers jointly and severally agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent’s legal counsel.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

9. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

THE BORROWERS:	SPEEDWAY MOTORSPORTS, INC.,
a Delaware corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	VP

SPEEDWAY FUNDING, LLC,
a Delaware limited liability company

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President

[Signatures Continue]

GUARANTORS:	600 RACING, INC.,
a North Carolina corporation
ATLANTA MOTOR SPEEDWAY, LLC,
a Georgia limited liability company
BRISTOL MOTOR SPEEDWAY, LLC,
a Tennessee limited liability company
CHARLOTTE MOTOR SPEEDWAY, LLC,
a North Carolina limited liability company
INEX CORP.,
a North Carolina corporation
LAS VEGAS MOTOR SPEEDWAY, LLC,
a Delaware limited liability company
MOTORSPORTS BY MAIL, LLC
a North Carolina limited liability company
NEVADA SPEEDWAY, LLC,
a Delaware limited liability company
SMI TRACKSIDE, LLC,
a North Carolina limited liability company
SMISC HOLDINGS, INC.,
a North Carolina corporation
SPEEDWAY MEDIA, LLC,
a North Carolina limited liability company
SPEEDWAY PROPERTIES COMPANY, LLC,
a Delaware limited liability company
SPEEDWAY SONOMA, LLC,
a Delaware limited liability company
SPR, LLC, a Delaware limited liability company
TEXAS MOTOR SPEEDWAY, INC.,
a Texas corporation
TRACKSIDE HOLDING CORPORATION,
a North Carolina corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	VP

SPEEDWAY SYSTEMS LLC,
a North Carolina limited liability company

	By:	SPR, LLC,
its manager

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	President

[Signatures Continue]

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
in its capacity as the Administrative Agent

	By:	/s/ Kristine Thennes
	Name:	Kristine Thennes
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ Tucker S. Sampson
	Name:	Tucker S. Sampson
	Title:	Managing Director

BANK OF THE WEST

	By:	/s/ Sidney Jordan
	Name:	Sidney Jordan
	Title:	Vice President

CALYON NEW YORK BRANCH (successor in interest to Credit Lyonnais New York Branch), in its capacity as Documentation Agent and as a Lender

	By:	/s/ Samuel L. Hill
	Name:	Samuel L. Hill
	Title:	Managing Director

	By:	/s/ David Cagle
	Name:	David Cagle
	Title:	Managing Director

CAROLINA FIRST

	By:	/s/ Charles D. Chamberlain
	Name:	Charles D. Chamberlain
	Title:	Executive Vice President

COMERICA BANK

	By:	/s/ Chris Stergiadis
	Name:	Chris Stergiadis
	Title:	Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Gerald Hallenbeck
Name:	Gerald Hallenbeck
Title:	Regional President

FIRSTRUST BANK

By:	/s/ Kent D. Nelson
Name:	Kent D. Nelson
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sean Golden
Name:	Sean Golden
Title:	AVP

RBC CENTURA BANK

By:	/s/ David Faris
Name:	David Faris
Title:	SVP

REGIONS BANK

By:	/s/ Elaine B. Passman
Name:	Elaine B. Passman
Title:	Vice President

SOVEREIGN BANK

By:	/s/ Kathryn McEnroe Williams
Name:	Kathryn McEnroe Williams
Title:	VP

SUNTRUST BANK, in its capacity as Documentation Agent and as a Lender

By:	/s/ Randy M. Boone
Name:	Randy M. Boone
Title:	Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ William J. Hronek
Name:	William J. Hronek
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Syndication Agent and as a Lender

By:	/s/ Douglas T. Davis
Name:	Douglas T. Davis
Title:	Director